Exhibit 5.4

21 September 2012

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P. Faliro

Athens, Greece

RE: Registration Statement on Form F-3

Dear Sirs:

We have acted as special Panamanian counsel to Tsakos Energy Navigation Limited (the “Company”), a Bermuda Company, in connection with the Company’s registration of debt securities, under the United States of America Securities Act of 1933, as amended (“the Securities Act”), pursuant to a Registration Statement on Form F-3 to be filed by the Company, including the exhibits thereto and, together with any registration statement file pursuant to Rule 462(b) under the Securities Act relating thereto (the “Registration Statement”).

For the purposes of this opinion we have examined the form of Guarantee included in the Indentures to be filed as exhibits to the Registration Statement (the “Subsidiary Guarantee”), and the public records and the relevant documents of Ergo Glory S.A., World Excellence S.A., Apollo Glory S.A., Apollo Excellence S.A., Apollo Honour S.A., Sea Mentor S.A., Fortune Faith S.A., Victory Faith S.A., Victory Spirit S.A., Victory Mare S.A., Universal Reserve S.A., Sea Countess S.A., Global Triumph S.A., Mercury Emerald S.A., Powerful Shipping S.A., Sea Optima S.A., Shipping Celebrity S.A., Southport Marine S.A., Southport Maritime S.A., Sea Pioneer S.A., Sea Celebrity S.A., Gladiator Shipping Services S.A., Sea Polar S.A., Activity Excellence S.A., Worldwide Overseas S.A., Freeport Dominion S.A., Freeport Faith S.A., Fairsea Enterprises S.A., Freeport Champion S.A., Prosperity Faith S.A., Prosperity Success S.A., Southport Navigation S.A., Triton Success S.A., Triton Triumph S.A., Optima United S.A., Marine Velvet S.A., Medway Sea S.A., and Mare Success S.A.(the “Panamanian Registrants”), their corporate authority relevant to the above transaction and other such documents and certificates that we have deemed necessary for the purposes of the opinions expressed below. In such examination we have assumed that the draft corporate resolutions of directors and stockholders examined by us will remain the same when executed and adopted by the Panamanian Registrants; moreover, we further assume the genuineness of all signatures and the authenticity of all documents including photocopies and facsimile copies of documents submitted to us as drafts or originals and the conformity with the original of all documents submitted to us as copies.

Terms and expressions in this opinion not otherwise defined herein shall have the same meaning as in the Registration Statement.

We express no opinion as to the laws of any jurisdiction other than Panama.

Based on the foregoing and subject to the qualifications and assumptions expressed herein we are of the opinion that:

Subject to the Panamanian Registrants having adopted resolutions by their directors and stockholders authorising the entry into the Subsidiary Guarantee (as defined in the Indentures filed or to be filed as exhibits to the Registration Statement), the Subsidiary Guarantee would be duly authorised by the Panamanian Registrants, and, if and when executed and delivered by the Panamanian Registrants and assuming due authentication thereof by the Trustee and upon acceptance of the debt securities, will constitute valid and legally binding obligations of the Panamanian Registrants, entitled to the benefits of the Indentures and enforceable against the Panamanian Registrants in accordance with their terms, except as (a) such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganisation, arrangement, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally and may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (b) the availability of equitable remedies may be limited by equitable principles of general applicability.

In rendering such opinion we have relied as to matters of fact, to the extent we deem proper, on certificates of responsible officers of the Company, the Panamanian Registrants Guarantors and public officials.

This opinion is based on matters pertinent to Panamanian law and no intent is hereby made to express an opinion with regards to the laws of any other jurisdiction. Matters expressed in this opinion are valid as of the date of the opinion.

We consent the references to our firm under heading “Legal Matters” contained in the prospectus filed as part of the Registration Statement, and we consent to the filing of this opinion as Exhibit 5.4 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of person whose consent it is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.

Yours faithfully,

MORGAN & MORGAN

/s/ Carlos De Puy